Exhibit 10.2
Number:
EMPLOYMENT CONTRACT
(2009 Version)

Full Name of Party A (Employer)
	Jiangsu Dambon Mechanical & Electrical Co., Ltd.
Type of Business Registration	Limited Liability Company		Legal Representative (or Principal Officer)		Yuan Qihong
Registered Address	10-8 Meiya Road, Heping Village, Baohua Town, Jurong		Zip Code:		212415
Principal Place of Business	10-8 Meiya Road, Heping Village, Baohua Town, Jurong		Zip Code:		212415
Social Security No.	52080166		Organization Code		797432141
Contact Dept.	Admin. Dept.	Contact Person	Yu Lei	Contact Phone	025-85818009

Name of Party B (Employee)	Song Xiaowei	Sex	Male	Education Background	Postgraduate
Date of Birth	April 1967		Date of Employment	November 2009
Identity Card Number	411202196704130013

JIANGSU PROVINCIAL DEPARTMENT OF LABOR AND SOCIAL SECURITY

In accordance with the Labor Law of the People’s Republic of China, the Regulations of Jiangsu Province on Labor Contract and other relevant laws and regulations, this Employment Contract is made by and between Party A and Party B on the basis of the principle of equality and voluntariness, justice and equity, amicable consultations, and good faith under the following terms and conditions:

I.	TERM OF EMPLOYMENT CONTRACT

It is mutually agreed that the term of the Employment Contract shall be defined in Type  A   as set forth below:

A.
Fixed-term Employment Contract shall start from November 12, 2009 and end on November 11, 2012. Upon expiration, this Contract can be renewed after mutual agreement reached by both parties through consultations. This Contract shall be terminated if the two parties or either party refuses to renew the Contract.

B.
Open-ended Employment Contract shall start from _______________ (dd/mm/yyyy). If an employee proposes or agrees to renew and conclude the Employment Contract in any of the circumstances as specified in Article 14 of the Labor Contract Law, an open-ended employment contract shall be concluded.

C.
This Contract shall take effect as from November 12, 2009 and shall be terminated upon completion of the job assignment of  (Such job assignment shall be determined by Party A prior to the execution of this Contract and the target to be achieved shall be well defined and specific.)

II.	SCOPE AND PLACE OF WORK

1.	Scope of Work

(1)
After consultation with Party A, Party B shall be engaged in the work of Business Management in the capacity of CEO based upon the requirements of Party A. Party A may reassign Party B to other work post on the basis of the principle of rationalization and good faith according to the needs of the work and the appraisal results of Party B’s performance. Party B shall submit itself to Party A’s arrangements.

(2)
The scope and requirements for Party B’s work arranged by Party A shall conform to the rules and regulations lawfully established and published by Party A. Party B shall perform its labor obligations in accordance with the scope and requirements for the work arranged by Party A.

2.	Place of Work: 10-8 Meiya Road, Heping Village, Baohua Town, Jurong

III.	WORKING HOURS, REST AND VACATIONS

(1)	Both parties, as a result of amicable consultations, agree that Party B shall work 40 hours a week on the average, and the working hours and rest shall be determined by Type A set forth below:

A.	Party A practices the working hour system under which Party B shall work for eight (8) hours a day.

The specific work schedule is arranged by Party A as follows:
Workday:                       Monday        to   Friday      ;
Working Hour:                    am. to                          pm.
Rest Day: Saturday and Sunday

B.	Party A practices the three-shift workday system under which Party B shall work shifts a day.

C.	Party A shall assign Party B to the job of , which belongs to the flexible working hour system. Both parties shall execute the provisions of flexible working hour system in accordance with the law.

D.
Party A shall assign Party B to the job of                       , which belongs to the comprehensive working hour calculation system. Both parties shall execute the provisions of comprehensive working hour calculation system in accordance with the law.

(2)
Party A shall strictly abide by the statutory working hours and exercise the control on the overtime work to guarantee Party B’s good rest, physical and mental health. When Party A must arrange for Party B to work overtime due to the job requirements, Party A shall consult with the labor union and Party B to obtain their consents, and shall grant Party B compensatory leave or overtime pay for working overtime in accordance with the law.

(3)	Party A shall arrange for Party B to take annual vacation with pay.

IV.	LABOR PROTECTION AND WORKING CONDITIONS

(1)
For any work post with the possible hazard of occupational disease, Party A shall fulfill its obligation of telling the truth to Party B, educate Party B on occupational safety and health, prevent accidents in the process of work and reduce occupational hazards.

(2)
Party A shall provide Party B with occupational safety and health conditions conforming to the provisions of the State and necessary articles of labor protection, and provide regular health examination for Party B engaged in work with occupational hazards.

(3)
Party B must strictly abide by rules of safe operation in the process of work. Party B shall have the right to refuse to operate if the management personnel of Party A command the operation in violation of rules and regulations or force Party B to run risks in operation.

(4)	Party A shall provide Party B with special protection in accordance with the provisions of the State concerning the special protection to female and juvenile workers.

(5)	When Party B suffers from illness or non-industrial injury, Party A shall execute the provisions of the State concerning the medical treatment period.

V.	REMUNERATIONS

Party A shall, at least once a month, pay the wage to Party B in the form of currency. The wage paid to Party B shall not be deducted or delayed without justification. When Party B provides its normal labor within the statutory working hour, the wage paid to Party B by Party A shall not be lower than the local standard on minimum wages.

(1)	Party A undertakes that the 15th day of each month shall be the date of wage payment.

(2)	Party B’s monthly wage during the probation period shall be RMB18,000.00.

(3)	After mutual agreement by both parties, Party B’s remunerations are determined by Type A set forth below:

A.	Party B’s remunerations shall be determined by the internal wage distribution regulations as defined in the bylaws formulated by Party A in accordance with the law. The monthly wage paid to Party B shall be RMB30,000.00 based on its work post

B.
Party A shall adopt the internal wage distribution regulations integrating basic wage with performance pay. The basic wage paid to Party B shall be determined as RMB /month and readjusted in the later time in accordance with the internal wage distribution regulations. The performance pay shall be determined in accordance with the internal wage distribution regulations on the basis of Party B’s job achievements, work results and actual contributions.

C.
When Party A practices the piecework wage system, Party B’s quota of work shall be fixed in accordance with the standard that more than 90% of laborers doing the same work in the same company can reach such quota within the statutory working hour. When Party B reaches the quota of work as prescribed by Party A within the statutory working hour and with the quality guaranteed, remunerations shall paid timely in full by Party A to Party B.

(4)
Party A shall raise Party B’s wage to a reasonable level based on its economic results, the guiding wage level and the guiding wage standard published by the local government. Party B’s wage raising method shall be determined by the following:   (collective bargaining agreement or internal regulations for normal wage raise).

(5)	Party B’s overtime pay shall be calculated on the basis of the rate of local standard on minimum wages.

(6)	Party A shall deduct Party B’s wage of the day of absence during the period of Party B’s leave of absence to attend to private affairs.

(7)	Party B is entitled to vacations with pay (marriage leave, funeral leave, annual vacations, and family-visit leave), and the remunerations paid to Party B shall be based on Party B’s normal wage.

VI.	SOCIAL INSURANCE AND WELFARE

(1)
Both parties shall, in accordance with the law, participate in social insurance and pay insurance premiums in a timely manner. The portions to be paid by Party B according to law shall be withheld by Party A from Party B’s remunerations.

(2)
Party A shall announce to the public the information on payments for Party B’s various social insurance premiums, and Party B shall have the right to check with Party A on the payments for its various social insurance premiums. In this case, Party A shall render all necessary assistance to Party B.

(3)
When Party B suffers from an industrial injury, Party A shall be responsible to provide prompt rescue, apply to the labor and social security administrative department for determination of industrial injury within the specified time limit, proceed with the appraisal of Party B’s physical disability in accordance with the law, and perform necessary obligations to enable Party B to enjoy the medical treatment for industrial injury.

(4)	Party B is entitled to the welfare treatment as prescribed by the State’s regulations, and Party A shall execute such regulations.

VII.	LABOR DISCIPLINE

Party A shall formulate the labor disciplines in conformity with the provisions as specified by the laws, regulations and policies, go through the democratic procedures and make announcement to Party B. Party B shall submit himself to Party A’s such labor disciplines.

VIII.	PROVISIONS OF CONSULTATION

Both parties, as a result of amicable consultations, mutually agree to choose the agreed covenant as defined in Subparagraph set forth below:

A.
Where Party B’s work involves Party A’s trade secrets, Party A shall, beforehand, consult with Party B on matters concerning the maintenance of the trade secrets or the restriction of business competition, and sign with Party B the confidentiality agreement or non-compete agreement.

B.
Where Party A pays to recruit or train Party B and demands Party B to serve a specific term, a prior consent shall be obtained from Party B and a separate agreement shall be signed to clarify the rights and obligations of both parties.

C.
Where Party A pays or has paid to provide Party B with other special treatments, such as the (i.e., housing, car, etc.) and demands Party B to serve a specific term, a prior consent shall be obtained from Party B and a separate agreement shall be signed to clarify the rights and obligations of both parties.

D.	Party A agrees to provide Party B with the additional endowment insurance (annuity) and the additional medical insurance with the specific rates set forth below:

E.	Party A agrees to provide Party B with the following welfare treatment:

F.	Other matters to be agreed upon by both parties:

IX.	SETTLEMENT OF LABOR DISPUTES

(1)
Where a labor dispute takes place from the execution of this Contract, both parties may seek for settlement through consultations. In case neither party agrees to settle the disputes through consultations or in case no settlement can be reached through consultations, the parties involved may apply to the labor dispute mediation committee of their company for mediation. If the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration. The party that requests for arbitration shall file a written application to a labor dispute arbitration committee within sixty (60) days starting from the date of the occurrence of the labor dispute. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring a lawsuit to a people’s court within fifteen (15) days upon receipt of the ruling of arbitration.

(2)
Party B shall have the right to expose and report to the labor and social security administrative department and the proper authorities Party A’s acts in violation of laws, rules and regulations on labor, which infringes upon Party B’s legitimate rights and interests.

X.	MISCELLANEOUS

(1)
During the term of this Employment Contract, for the convenience of mutual contacts, Party B shall notify Party A promptly of any changes to Party B’s permanent residence, current address or contact method.

(2)
Any other matters not mentioned or included in this Contract shall be handled in accordance with the regulations of the State. In the absence of such regulations, both parties shall resort to amicable consultations on the basis of the principle of equality.

(3)	This Contract is void if altered.

(4)	This Contract may be written in both Chinese and other languages. In case of any discrepancy between the Chinese and other versions, the Chinese version shall prevail.

(5)	This Contract is made out in duplicate, and each party shall hold one identical copy.

(6)	This Contract becomes effective as of November 12, 2009.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Employment Contract as of the date set forth below.

Signed by Legal Representative:                                                                                     Party B’s Signature:
or Authorized Agent:

Sealed by Party A:

Date: November 10, 2009                                                                                             Date: November 10, 2009